FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS FOR THE SECOND QUARTER OF FISCAL 2016.

Jacksonville, Florida; May 4, 2016 -

Fiscal 2016 Second Quarter Consolidated Results of Continuing Operations.

Income from continuing operations for the second quarter of fiscal 2016 was $1,820,000 or $.18 per share versus $845,000 or $.09 per share in the second quarter last year. Total revenues were up $667,000, or 7.5%, versus the same quarter last year with total cost of operations down $683,000, or 10.1%. Consolidated total operating profit increased by $1,350,000, or 62.5%, to $3,509,000 this quarter.

The Company enjoyed another successful quarter in both of our income producing segments. Compared to last year's 2nd quarter, our Mining Royalty Lands segment grew operating profit (excluding the benefit from the Reallocation (fn1) by 68.9% while our Asset Management segment grew operating profit by 7.9%.

Second Quarter Segment Operating Results.

Asset Management Segment:
------------------------
Total revenues in this segment were $7,574,000, up $244,000 or 3.3%, over the same quarter last year. Net Operating Income in this segment for the 2nd quarter was $5,442,000, compared to $5,095,000 in the 2nd quarter last year, an increase of 6.8%. The increase was mainly due to the completion of the third build-to-suit at Patriot Business Park in the middle of the 2nd quarter last year and the acquisition of the Port Capital building in Baltimore in October of 2015. We ended this quarter with total occupied square feet of 3,348,112 versus 3,198,200 at the end of the 2nd quarter last year, an increase of 4.7% or 149,912 square feet.

----------
(fn1) During fiscal 2015, management analyzed the amount of corporate and management company time likely to be spent on our segments going forward and, as a result, the allocation of corporate expense to the Mining Royalty Lands segment was reduced and reallocated to our other two segments (the "Reallocation").

During the quarter, the Company identified an opportunistic purchase opportunity and entered into a purchase agreement to buy the Gilroy Road building located in Hunt Valley, MD, for a purchase price of $8,850,000.
The Gilroy Road building is a 113,386 sq.ft. warehouse that is currently
100% occupied. The contract is in the feasibility study phase and is subject to multiple contingencies before the parties are obligated to close.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $1,778,000, an increase of 33.2%, versus $1,335,000 in the same quarter last year due to an increase in tons shipped. Total operating profit in this segment was $1,574,000, an increase of $909,000 (inclusive of a $451,000 benefit from the Reallocation), versus $665,000 in the second quarter of last year.

Land Development and Construction Segment:
-----------------------------------------
The Land Development and Construction segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/ office buildings, and (ii) developing our non-income producing properties into income production. Construction of the 79,550 square foot spec warehouse at Hollander Business park will be completed during the third quarter of this fiscal year and, upon receipt of a Certificate of Occupancy, will be transferred to the Asset Management segment for lease-up.

During the 2nd quarter, we entered into an agreement with a substantial Baltimore development company (St. John Properties, Inc.) to jointly develop
the remaining lands of our Windlass Run Business Park.   The 50/50 partnership
initially calls for FRP to combine its 25 acres (valued at $7,500,000) with St. John Properties' adjacent 10 acres fronting on a major state highway (valued at $3,239,536) resulting in an initial cash distribution of $2,130,232 to FRP on or about May, 2016. Thereafter, the venture will jointly develop the combined properties into a multi-building business park to consist of approximately 329,000 square feet of single story office space.

Fiscal 2016 First Six Months Consolidated Results of Continuing Operations.

Post Spin-off we are reporting any net gain/(loss) from the transportation business as "discontinued operations" and we currently have no other discontinued operations being reported. For the six months ended March 31, 2016 we received no benefit to after tax net income versus a $2,179,000 benefit in the same period last year. Additionally, GAAP accounting rules do not allow corporate overhead expense to be allocated to a discontinued operation of the Company which resulted in the first six months of fiscal 2015 including $1,081,000 of corporate overhead expense to the Company that was associated with the discontinued transportation operations.

Income from continuing operations for the first six months of fiscal 2016 was $9,293,000 or $.94 per share versus $1,976,000 or $.20 per share in the first six months last year. The first six months of fiscal 2016 included $.57 per share from a gain on land sale of $6,286,000 and income of $3,000,000 from the settlement of environmental claims. The first six months of 2015 was negatively impacted by $.07 per share as a result of $1,081,000 of corporate costs not allocable to discontinued operations.

Total revenues were up $1,188,000, or 6.9%, versus the same period last year.

Consolidated adjusted total operating profit in the first six months of the year (excluding the positive impacts of the environmental settlement and the corporate expense not allocable to discontinued operations in the prior year) was up 27.3% over the same period last year (see table "Non-GAAP Financial Measures).

First Six Months Segment Operating Results.

Asset Management Segment:
------------------------
Total revenues in this segment were $14,489,000, up $402,000 or 2.9%, over the same period last year. Net operating income in this segment for the period was $10,832,000, compared to $10,453,000 in the 2nd quarter last year, an increase of 3.6%. The increase was due mainly to completion of the third build-to-suit in the middle of the 2nd quarter last year and the acquisition of the Port Capital building in October of 2015.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $3,437,000, an increase of 28.3%, versus $2,679,000 in the same period last year due to an increase in tons shipped. Total operating profit in this segment was $3,044,000, an increase of $1,497,000 (inclusive of a $714,000 benefit from the Reallocation), versus $1,547,000 in the first six months of last year.

Land Development and Construction Segment:
-----------------------------------------

In addition to the items occurring in the 2nd quarter outlined above, during the first six months of fiscal 2016 this segment successfully closed on the sale of Phase II of the Windlass Run residential land (a non-income producing property) for $11,288,000. Using $9,900,000 of the proceeds from that sale in a Section 1031 exchange, the Asset Management segment acquired the Port Capital building, a 91,218 square foot, 100% occupied warehouse with first full year projected rental revenue of $594,000. Management successfully completed negotiations and entered into a $3,000,000 settlement of environmental claims against our former tenant at the Riverfront on the Anacostia property and continues to pursue settlement negotiations with other potentially responsible parties.

Summary and Outlook. We are focused on building shareholder value through our real estate holdings - mainly by growing our portfolio through the opportunistic purchase of income producing warehouse/office buildings, and the conversion of our non-income producing assets into income production through a two pronged approach that includes (i) selling land that is not conducive to warehouse/office development (e.g. Windlass Run Residential Phase 2 land) and using the proceeds to acquire existing income producing warehouse/office buildings typically in a Section 1031 exchange (e.g. the Port Capital building purchase) and (ii) the construction of new warehouse/office buildings on existing pad sites in our developed business parks (e.g. new spec building at Hollander Business Park). Over the past five years, we have converted 172 acres of non-income producing land into 766,216 square feet of income producing properties with estimated FY 2016 rental revenues of $5,133,000.

We saw another quarter of real improvement in mining royalties due mainly to increased volumes at most of our locations.

During the quarter, we began the process of designing and permitting for the construction of a 104,000 sq.ft. spec building at our Patriot Business Park. Subject to further market analysis and Board approval, we anticipate construction commencing in the 3rd quarter of this year with completion in the 4th quarter of next fiscal year. We anticipate commencing the capital improvement work on the bulkhead at Square 664E in southeast Washington, D.C. during the 3rd quarter of this fiscal year with an estimated total cost to complete of $4,200,000 of which $397,000 has already been incurred to date. In the event the Company commits to develop Phase II of the Riverfront on the Anacostia project during this fiscal year we will likely book a liability for the estimated incremental cost of remediation similar to what we booked with regards to Phase I.

The construction of Dock 79 at Riverfront on the Anacostia is on budget and nearing completion on schedule. As a result, through our property management agent (Kettler Management, Inc.) we commenced leasing activities on the residential and retail units. The initial activity has been positive and we anticipate our first residential occupancies to begin in August of this year. For more detail on the units and rental rates at Dock 79 please visit www.dock79.com.

Conference Call.

The Company will host a conference call on Wednesday, May 4, 2016 at 1:00 p.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-207-9997 (pass code 97341) within the United States. International callers may dial 334-323-7224 (pass code 97341). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/FRP050416. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/FRP050416.mp3. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-0140. The passcode of the audio replay is 28893867.

Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                     -----------------------------------
                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                (Unaudited)

                                 THREE MONTHS ENDED        SIX MONTHS ENDED
                                     MARCH 31,                 MARCH 31,
                                  2016        2015          2016      2015
                                  ----        ----          ----      ----

Revenues:
  Rental revenue              $  6,089       5,879        12,116    11,747
  Royalty and rents              1,756       1,315         3,394     2,635
  Revenue - reimbursements       1,770       1,754         2,928     2,868
                                ------      ------        ------    ------
Total Revenues                   9,615       8,948        18,438    17,250

Cost of operations:
  Depreciation, depletion
    and amortization             1,929       1,878         3,825     3,761
  Operating expenses             1,531       1,755         2,504     2,669
  Environmental
    remediation recovery             -           -        (3,000)        -
  Property taxes                 1,142       1,234         2,260     2,329
  Management company indirect      496         442         1,000       794
  Corporate expenses
    (Note 4 Related Party)       1,008       1,480         1,740     3,193
                                ------      ------        ------    ------
Total cost of operations         6,106       6,789         8,329    12,746

Total operating profit           3,509       2,159        10,109     4,504

Interest income                      1           -             2         -
Interest expense                  (415)       (620)         (896)   (1,065)
Equity in loss
  of joint ventures                (86)       (150)         (140)     (180)
Gain (Loss) on
  investment land sold               -          (3)        6,286       (20)
                                ------      ------        ------    ------
Income from continuing
  operations before
  income taxes                   3,009       1,386        15,361     3,239
Provision for income taxes       1,189         541         6,068     1,263
                                ------      ------        ------    ------
Income from continuing
  operations                     1,820         845         9,293     1,976

Gain from discontinued
  transportation operations,
  net of taxes                       -         516             -     2,179
                                ------      ------        ------    ------

Net income                    $  1,820       1,361         9,293     4,155
                                ======      ======        ======    ======

Comprehensive net income      $  1,820       1,361         9,293     4,155
                                ======      ======        ======    ======

Earnings per common share:
 Income from continuing
 operations-
  Basic                       $   0.18        0.09          0.95      0.20
  Diluted                     $   0.18        0.09          0.94      0.20
 Discontinued operations-
  Basic                       $      -        0.05             -      0.23
  Diluted                     $      -        0.05             -      0.22
 Net Income-
  Basic                       $   0.18        0.14          0.95      0.43
  Diluted                     $   0.18        0.14          0.94      0.42

Number of shares (in
thousands) used in computing:
 -basic earnings
  per common share               9,853       9,749         9,828     9,730
 -diluted earnings
  per common share               9,893       9,818         9,873     9,813

Asset Management Segment:
------------------------
                                                 Three months ended March 31
                                           ---------------------------------------
(dollars in thousands)                       2016        %        2015        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $  5,958     78.7%      5,755     78.5%        203      3.5%
Revenue-reimbursements                        1,616     21.3%      1,575     21.5%         41      2.6%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                 7,574    100.0%      7,330    100.0%        244      3.3%

Depreciation, depletion and amortization      1,835     24.2%      1,776     24.2%         59      3.3%
Operating expenses                            1,430     18.9%      1,526     20.8%        (96)    -6.3%
Property taxes                                  662      8.7%        696      9.5%        (34)    -4.9%
Management company indirect                     224      3.0%        145      2.0%         79     54.4%
Corporate expense                               520      6.9%        497      6.8%         23      4.6%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            4,671     61.7%      4,640     63.3%         31      0.7%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $  2,903     38.3%      2,690     36.7%        213      7.9%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                                 Three months ended March 31
                                           ---------------------------------------
(dollars in thousands)                       2016        %        2015        %
                                           --------   -------   --------   -------
Royalty and rents                          $  1,756     98.8%      1,315     98.5%
Revenue-reimbursements                           22      1.2%         20      1.5%
                                           --------   -------   --------   -------
Total revenue                                 1,778    100.0%      1,335    100.0%

Depreciation, depletion and amortization         31      1.8%         30      2.3%
Operating expenses                               39      2.2%         59      4.4%
Property taxes                                   59      3.3%         55      4.1%
Corporate expense                                75      4.2%        526     39.4%
                                           --------   -------   --------   -------

Cost of operations                              204     11.5%        670     50.2%
                                           --------   -------   --------   -------

Operating profit                           $  1,574     88.5%        665     49.8%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                                 Three months ended March 31
                                           --------------------------------------
(dollars in thousands)                       2016           2015          Change
                                           --------       --------       --------
Rental revenue                             $    131            124              7
Revenue-reimbursements                          132            159            (27)
                                           --------       --------       --------

Total revenue                                   263            283            (20)

Depreciation, depletion and amortization         63             72             (9)
Operating expenses                               62            170           (108)
Property taxes                                  421            484            (63)
Management company indirect                     272            296            (24)
Corporate expense                               413            295            118
                                           --------       --------       --------

Cost of operations                            1,231          1,317            (86)
                                           --------       --------       --------

Operating loss                             $   (968)        (1,034)            66
                                           ========       ========       ========


Asset Management Segment:
------------------------
                                                  Six months ended March 31
                                           ---------------------------------------
(dollars in thousands)                       2016        %        2015        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $ 11,866     81.9%     11,499     81.6%        367      3.2%
Revenue-reimbursements                        2,623     18.1%      2,588     18.4%         35      1.4%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                14,489    100.0%     14,087    100.0%        402      2.9%

Depreciation, depletion and amortization      3,633     25.1%      3,562     25.3%         71      2.0%
Operating expenses                            2,269     15.7%      2,201     15.7%         68      3.1%
Property taxes                                1,321      9.1%      1,452     10.3%       (131)    -9.0%
Management company indirect                     455      3.1%        299      2.1%        156     52.2%
Corporate expense                               898      6.2%        797      5.6%        101     12.7%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            8,576     59.2%      8,311     59.0%        265      3.2%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $  5,913     40.8%      5,776     41.0%        137      2.4%


Mining Royalty Lands Segment:
----------------------------
                                                  Six months ended March 31
                                           ---------------------------------------
(dollars in thousands)                       2016        %        2015        %
                                           --------   -------   --------   -------
Royalty and rents                          $  3,394     98.7%      2,635     98.4%
Revenue-reimbursements                           43      1.3%         44      1.6%
                                           --------   -------   --------   -------

Total revenue                                 3,437    100.0%      2,679    100.0%

Depreciation, depletion and amortization         65      1.9%         61      2.3%
Operating expenses                               80      2.3%        114      4.3%
Property taxes                                  118      3.4%        113      4.2%
Corporate expense                               130      3.8%        844     31.5%
                                           --------   -------   --------   -------

Cost of operations                              393     11.4%      1,132     42.3%
                                           --------   -------   --------   -------

Operating profit                           $  3,044     88.6%      1,547     57.7%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                                  Six months ended March 31
                                           --------------------------------------
(dollars in thousands)                       2016           2015          Change
                                           --------       --------       --------
Rental revenue                             $    250            248              2
Revenue-reimbursements                          262            236             26
                                           --------       --------       --------
Total revenue                                   512            484             28

Depreciation, depletion and amortization        127            138            (11)
Operating expenses                              155            354           (199)
Environmental remediation recovery           (3,000)             -         (3,000)
Property taxes                                  821            764             57
Management company indirect                     545            495             50
Corporate expense                               712            471            241
                                           --------       --------       --------

Cost of operations                             (640)         2,222         (2,862)
                                           --------       --------       --------

Operating loss                             $  1,152         (1,738)         2,890
                                           ========       ========       ========


Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures included in this press release are adjusted operating profit and net operating income (NOI). FRP uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Post Spin-off we are reporting any net gain/(loss) from the transportation business as "discontinued operations" and we currently have no other discontinued operations being reported. GAAP accounting rules do not allow corporate overhead expenses to be allocated to a discontinued operation of the Company; thus, those corporate expenses attributable to the transportation business prior to the spin-off are charged to the Company as part of continuing operations.

Adjusted Operating Profit

Adjusted operating profit excludes the impact of the corporate expense not allocated to discontinued operations and the environmental remediation recovery. Adjusted operating profit is presented to provide additional perspective on underlying trends in FRP's core operating results. A reconciliation between operating profit and adjusted operating profit is as follows:

Adjusted Operating Profit
                                             Six months ended
                                                 March 31,
                                           --------------------
                                             2016        2015       Change        %
                                           --------    --------    --------    -------
Operating profit                           $ 10,109       4,504       5,605     124.4%
Adjustments:
 Environmental remediation recovery          (3,000)          -
 Corporate costs not allocated
  to discontinued  operations                     -       1,081
                                           --------    --------    --------    -------
Adjusted Operating profit                   $ 7,109       5,585       1,524      27.3%


Net Operating Income Reconciliation
Three months ending 03/31/16 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations        $    1,505           (631)           946              -          1,820
Income Tax Allocation                           983           (410)           616              -          1,189
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
 before income taxes                          2,488         (1,041)         1,562 	       -          3,009

Less:
 Gains on investment land sold                    -              -
 Other income                                     -              1
 Unrealized rents                                36              -
 Lease intangible rents                           4              -
Plus:
 Equity in loss of Joint Venture                  -             75
 Interest Expense                               415              -
 Depreciation/Amortization                    1,835             63
 Management Co. Indirect                        224            272
 Allocated Corporate Expenses                   520            413
                                         ----------     ----------

Net Operating Income (loss)              $    5,442           (219)


Net Operating Income Reconciliation
Six months ending 03/31/16 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations        $    3,040          4,423          1,830              -          9,293
Income Tax Allocation                         1,986          2,888          1,194              -          6,068
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
 before income taxes                          5,026          7,311          3,024 	       -         15,361

Less:
 Gains on investment land sold                    9          6,277
 Other income                                     -              2
 Unrealized rents                                49              -
 Lease intangible rents                          18              -
Plus:
 Equity in loss of Joint Venture                  -            120
 Interest Expense                               896              -
 Depreciation/Amortization                    3,633            127
 Management Co. Indirect                        455            545
 Allocated Corporate Expenses                   898            712
                                         ----------     ----------

Net Operating Income                     $   10,832          2,536


Net Operating Income Reconciliation
Three months ending 03/31/15 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations        $    1,257           (706)           393            (99)           845
Income Tax Allocation                           803           (451)           252            (63)           541
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
 before income taxes                          2,060         (1,157)           645           (162)         1,386

Less:
 Gains on investment land sold                    -             17
 Lease intangible rents                          13              -
 Unrealized rents                                 -              -
Plus:
 Loss on investment land sold                    20              -
 Equity in loss of Joint Venture                  -            140
 Interest Expense                               610              -
 Depreciation/Amortization                    1,776             72
 Management Co. Indirect                        145            296
 Allocated Corporate Expenses                   497            295
                                         ----------     ----------

Net Operating Income (loss)              $    5,095           (371)


Net Operating Income Reconciliation
Six months ending 03/31/15 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations        $    2,892         (1,158)           901           (659)         1,976
Income Tax Allocation                         1,849           (742)           578           (422)         1,263
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
 before income taxes                          4,741         (1,900)         1,479 	  (1,081)         3,239

Less:
 Lease intangible rents                          25              -
Plus:
 Loss on investment land sold                    20              -
 Unrealized rents                                44              -
 Equity in loss of Joint Venture                  -            162
 Interest Expense                             1,015              -
 Depreciation/Amortization                    3,562            138
 Management Co. Indirect                        299            495
 Allocated Corporate Expenses                   797            471
                                         ----------     ----------

Net Operating Income                     $   10,453           (634)
